EXHIBIT 4.1

IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY

IRON MOUNTAIN INCORPORATED AND THE
OTHER GUARANTORS NAMED HEREIN

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

7½ % Senior Subordinated Notes due 2017

SIXTH SUPPLEMENTAL INDENTURE

Dated as of March 15, 2007

TO

SENIOR SUBORDINATED INDENTURE

Dated as of December 30, 2002

EXHIBITS
Exhibit A FORM OF NOTE
Exhibit B FORM OF CERTIFICATE OF TRANSFER
Exhibit C FORM OF CERTIFICATE OF EXCHANGE
Exhibit D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL INVESTOR
Exhibit E FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY FUTURE  GUARANTORS

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of March 15, 2007 (“Sixth Supplemental Indenture”), is by and between IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY, a Nova Scotia unlimited liability company (the “Issuer”), having its principal office at 745 Atlantic Avenue, Boston, Massachusetts 02111, the Guarantors signatory hereto, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”), having its principal corporate trust office at 222 Berkeley Street, 2nd Floor, Boston, MA 02116.

WITNESSETH:

WHEREAS, Iron Mountain Incorporated (the “Company”) and the Trustee, as successor trustee, are parties to that certain Senior Subordinated Indenture, dated as of December 30, 2002 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

WHEREAS, the Issuer desires to issue and sell C$175,000,000 aggregate principal amount of a series of the Issuer’s Securities (the “Notes”) on the date hereof;

WHEREAS, the Issuer desires to enter into this Sixth Supplemental Indenture pursuant to Section 9.1(d) of the Indenture to supplement the Indenture to establish the form and terms of the Notes; and

NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Sixth Supplemental Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. Definitions

(a) All of the terms used in this Sixth Supplemental Indenture that are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise defined herein (in which case they shall have the meanings defined herein for the purposes of the Indenture as well as for the Sixth Supplemental Indenture) or unless the context otherwise requires, and for the purposes of this Sixth Supplemental Indenture, the following terms have the meanings set forth in this Section:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)
Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness encumbering any asset acquired by such specified Person.

“Acquisition EBITDA” means, as of any date of determination, with respect to an Acquisition EBITDA Entity, the sum of:

(1)
EBITDA of such Acquisition EBITDA Entity for the most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination (adjusted to give pro forma effect to any acquisition or disposition of a business or Person by such Acquisition EBITDA Entity consummated during the period covered by, or after the date of, such four full fiscal quarters or if statements are not available for such four full fiscal quarters, EBITDA for the most recently ended fiscal quarter for which internal financial statements are available, annualized), plus

(2)
projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as certified by an Officers’ Certificate filed with the Trustee, without giving effect to any operating losses of the acquired Person.

“Acquisition EBITDA Entity” means, as of any date of determination, a business or Person:

(1)
which has been acquired by the Company or one of its Restricted Subsidiaries and with respect to which internal financial statements on a consolidated basis with the Company are not available for four full fiscal quarters; or

(2)
which is to be acquired in whole or in part with Indebtedness, the incurrence of which will require the calculation on such date of the Acquisition EBITDA of such Acquisition EBITDA Entity for purposes of Section 2.6(b) of this Sixth Supplemental Indenture (Section 4.9 of the Indenture).

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Issuer in respect of certain taxes imposed on Holders specified therein and which are owing to such Holders.

 “Additional Interest” means all additional interest or liquidated damages then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means such amount of the Issuer’s 7½% Senior Subordinated Notes due 2017 (other than the Initial Notes) as the Issuer may issue from time to time under this Sixth Supplemental Indenture in accordance with Section 2.2 hereof as part of the same series as the Initial Notes.

“Adjusted EBITDA” means, as of any date of determination and without duplication, the sum of:

(1)
EBITDA of the Company and its Restricted Subsidiaries for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination; and

(2)
Acquisition EBITDA of each business or Person that is an Acquisition EBITDA Entity as of such date of determination, multiplied by a fraction, (i) the numerator of which is 12 minus the number of months (and/or any portion thereof) in such most recent four full fiscal quarters for which the financial results of such Acquisition EBITDA Entity are included in the EBITDA of the Company and its Restricted Subsidiaries under clause (1) above, and (ii) the denominator of which is 12. The effects of unusual items, including merger-related expenses permitted to be shown as a separate line item on a statement of operations in accordance with GAAP, or non-recurring items in respect of the Company, a Restricted Subsidiary or an Acquisition EBITDA Entity occurring in any period shall be excluded in the calculation of Adjusted EBITDA.

“Agent Members” means members of, or Participants in, the Depository.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as of the time of determination, the greater of:

(1)	the fair market value of the property subject to such arrangement (as determined by the Board of Directors); and

(2)
the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining terms of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Board of Directors” means the Board of Directors of the Company or the Issuer, as appropriate, or any duly authorized committee thereof.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“CAD Make-Whole Amount” means, with respect to any note, an amount equal to the excess, if any, of:

(1)
the present value of the remaining principal, premium and interest payments that would be payable with respect to such note if such note were redeemed on March 15, 2012, computed using a discount rate equal to the CAD Yield plus 75 basis points, over

(2)  the outstanding principal amount of such note.

“CAD Make-Whole Average Life” means, with respect to any date of redemption of notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to March 15, 2012.

“CAD Make-Whole Price” means, with respect to any note, the greater of:

(1)	the sum of the principal amount of and CAD Make-Whole Amount with respect to such note; and

(2)  the redemption price of such note on March 15, 2012.

“CAD Yield” means, at any time of computation, the yield to maturity at such time, compounded, semi-annually, which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount at such time with a term to maturity approximately equal to CAD Make-Whole Average Life. The CAD Yield will be the average (rounded to four decimal places) of the yields determined by two major Canadian investment dealers selected by the Issuer.

“Canadian Dollars,” “CAD” and “C$” mean lawful money of Canada.

“Canadian Government Obligations” means direct obligations of, or obligations guaranteed by, the Canadian government or any agency thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“Cash Equivalents” means:

(1)	securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof;

(2)
certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

(3)
commercial paper of an issuer rated at least A-2 by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc., or P-2 by Moody’s Investors Service, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

(4)	money market accounts or funds with or issued by Qualified Issuers; and

(5)	Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above.

“Change of Control” means the occurrence of any of the following events:

(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

(2)
the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities and other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment pursuant to Section 2.6(a) of the Sixth Supplemental Indenture (Section 4.8 of the Indenture) and (ii) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

(3)
during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(4)	the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.1 of the Indenture.

“Company Guarantee” means a Guarantee of the Company pursuant to Article XII of the Indenture.

“Consolidated Adjusted Net Income” means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

(1)	any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

(2)	any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

(3)
the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions by such Person during such period; and

(4)	the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a “pooling of interests” basis attributable to any period prior to the date of combination.

“Consolidated Income Tax Expense” means, for any period, the provision for U.S. federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of:

(1)
the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation:

(i) amortization of debt discount;

(ii) the net cost of interest rate contracts (including amortization of discounts);

(iii) the interest portion of any deferred payment obligation;

(iv) amortization of debt issuance costs; and

(v) the interest component of Capital Lease Obligations of the Company and its Restricted Subsidiaries; plus

(2)	all interest on any Indebtedness of any other Person guaranteed and paid by the Company or any of its Restricted Subsidiaries;

provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

“Credit Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders party to the Credit Agreement, or any successor or successors party thereto.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 8, 2004, as amended, among the Company, the lenders party thereto and the Credit Agent, as amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced or refinanced from time to time.

“Definitive Notes” means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by Section 2.15 of the Indenture.

“Depository” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Issuer; and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

“EBITDA” means for any period Consolidated Adjusted Net Income for such period increased by:

(1)	Consolidated Interest Expense for such period; plus

(2)	Consolidated Income Tax Expense for such period; plus

(3)	Consolidated Non-Cash Charges for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Proceeds” means:

(1)	with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for cash Dollars, the aggregate amount of such cash Dollars; and

(2)
with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than cash Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.04(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act) and that has not delivered a Subsidiary Guarantee.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date of the Sixth Supplemental Indenture, until such amounts are repaid.

“Global Note Legend” means the legend set forth in Section 2.4(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend, issued in accordance with Section 2.1, 2.4(b)(3), 2.4(b)(4), 2.4(d)(2) or 2.4(f) hereof.

“Guarantors” means the Company and each Subsidiary that is a signatory to the Indenture as a guarantor and each Subsidiary of the Company that in accordance with the terms of any Securities or a Series issued under the Indenture pursuant to any supplemental indenture relating to such Securities becomes a party to the Indenture as a guarantor.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first C$175,000,000 aggregate principal amount of 7½% Senior Subordinated Notes due 2017 that are issued under this Sixth Supplemental Indenture, as amended or supplemented from time to time pursuant to the Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers.

“Leverage Ratio” means, at any date, the ratio of:

(1)	the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

(2)	Adjusted EBITDA, after giving pro forma effect, without duplication, to

(i)     the incurrence, repayment or retirement of any Indebtedness by the Company or its Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Company;

(ii)       if the Leverage Ratio is being determined in connection with the incurrence of Indebtedness by the Company or a Restricted Subsidiary, such Indebtedness; and

(iii)   the Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

“Market Price” means:

(1)
with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the Board of Directors; and

(2)
with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

The closing price for each day shall be:

(1)
if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the New York Stock Exchange) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the New York Stock Exchange (including for this purpose the Nasdaq Global Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

(2)
if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the Board of Directors for that purpose. In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the Board of Directors.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, which amount is equal to the excess, if any, of:

(1)
the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

(2)	the sum of:

(i)    the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

(ii)   the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company; plus

(iii)        provisions for taxes, including income taxes, attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

(iv)   if the Company does not first receive a transfer of such amount from the relevant Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

“Note Guarantees” means, collectively, the Subsidiary Guarantee and the Company Guarantee, and “Note Guarantee” means any one of them.

“Notes” has the meaning assigned to it in the preamble to this Sixth Supplemental Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Sixth Supplemental Indenture and the Indenture.

“Obligations” means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository and, with respect to CDS, shall include the Depository Trust Company.

“Permitted Investments” means:

(1)
any Investments in the Company or in a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company, including without limitation the Guarantee of Indebtedness permitted under Section 2.6(b) of the Sixth Supplemental Indenture (Section 4.9 of the Indenture);

(2)	any Investments in Cash Equivalents;

(3)	Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment;

(i)    such Person becomes a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company; or

(ii)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company;

(4)	Investments in assets (including accounts and notes receivable) owned or used in the ordinary course of business;

(5)
Investments for any purpose related to the Company’s records and information management business (including, without limitation, the Company’s confidential destruction and fulfillment businesses) in an aggregate outstanding amount not to exceed $10.0 million; and

(6)
Investments by the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) in one or more Excluded Restricted Subsidiaries, the aggregate outstanding amount of which does not exceed 30% of the consolidated assets of the Company and its Restricted Subsidiaries (and, for the avoidance of doubt, Permitted Investments shall include any Investment by an Excluded Restricted Subsidiary in another Excluded Restricted Subsidiary).

“Permitted Liens” means:

(1)	Liens existing as of the date of issuance of the Notes;

(2)	Liens on property or assets of the Company or any Restricted Subsidiary securing Senior Debt;

(3)	Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

(4)	Liens securing the Notes or the Guarantees;

(5)
any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction so long as the Indebtedness, if any, secured by such Lien does not exceed the principal amount of Indebtedness permitted under Section 2.6(b) of the Sixth Supplemental Indenture (Section 4.9 of the Indenture);

(6)
Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Debt;

(7)	Liens securing Hedging Obligations permitted to be incurred pursuant to clause (7) of Section 2.6(b) of the Sixth Supplemental Indenture (clause (7) of Section 4.9 of the Indenture);

(8)
Liens arising from purchase money mortgages and purchase money security interests, or in respect of the construction of property or assets, incurred in the ordinary course of the business of the Company or a Restricted Subsidiary; provided that (i) the related Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness is created within 60 days of such acquisition or construction;

(9)
statutory Liens or landlords’ and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(10)
Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

(11)
Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

(12)
easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(13)
Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(14)	Liens arising under options or agreements to sell assets;

(15)	other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $10.0 million in the aggregate at any one time outstanding; and

(16)
any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (15); provided that any such extension, renewal or replacement shall not extend to any additional property or assets.

“Principal Stockholders” means each of Vincent J. Ryan, Schooner Capital LLC, C. Richard Reese, Kent P. Dauten and their respective Affiliates.

“Private Placement Legend” means the legend set forth in Section 2.4(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means an offering of Capital Stock, other than Disqualified Stock, of the Company for Dollars, whether registered or exempt from registration under the Securities Act.

“Qualified Issuer” means:

(1)	any lender party to the Credit Agreement; or

(2)	any commercial bank:

(i)    which has capital and surplus in excess of $500,000,000; and

(ii)   the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. or at least P-2 by Moody’s Investors Service, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Qualifying Sale and Leaseback Transaction” means any Sale and Leaseback Transaction between the Company or any of its Restricted Subsidiaries and any bank, insurance company or other lender or investor providing for the leasing to the Company or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date of the Sixth Supplemental Indenture.

“Refinancing Indebtedness” means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

(1)
the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred in connection therewith);

(2)
such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the Notes;

(3)	to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the Notes,

such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

(4)
to the extent such Refinancing Indebtedness refinances Indebtedness subordinate to the Notes, such Refinancing Indebtedness shall be subordinated in right of payment to the Notes and to the extent such Refinancing Indebtedness refinances Notes or Indebtedness pari passu with the Notes, such Refinancing Indebtedness shall be pari passu with or subordinated in right of payment to the Notes, in each case on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

(5)
with respect to Refinancing Indebtedness incurred by the Company or a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Guarantee of the Company or such Restricted Subsidiary, respectively, as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 15, 2007, among the Issuer and the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time, and with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

 “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Representative” means, for the purposes of Article XIII, the Credit Agent or other agent, trustee or representative of any Senior Debt of the Issuer or a Guarantor, as the case may be.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means:

(1)
each direct or indirect Subsidiary of the Company existing on the date of the Sixth Supplemental Indenture, including the Issuer (other than Subsidiaries of Iron Mountain Global, Inc. (including Iron Mountain Europe Limited, Iron Mountain Mexico, S.A. de R.L. de C.V. and their respective Subsidiaries, but excluding, in any event, Iron Mountain Cayman Ltd., Iron Mountain (Gibraltar) Holdings Limited, Iron Mountain (Netherlands) B.V. and Iron Mountain Switzerland GmbH), Iron Mountain Assurance Corporation, Mountain West Palm Real Estate, Inc. and Upper Providence Venture I, L.P.); and

(2)	any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date of the Sixth Supplemental Indenture (including an Excluded Restricted Subsidiary),

which, in the case of (1) or (2), is not designated by the Board of Directors as an “Unrestricted Subsidiary.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

“Securities” means the debentures, notes or other instruments of Indebtedness of the Issuer or the Company of any Series authenticated and delivered under this Indenture.

“Senior Bank Debt” means all Obligations outstanding under or in connection with the Credit Agreement (including Guarantees of such Obligations by Subsidiaries of the Company).

“Senior Debt” means:

(1)	the Senior Bank Debt; and

(2)
any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary, as the case may be, under the terms of the Sixth Supplemental Indenture or the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is:

(i) on a parity with or subordinated in right of payment to the Notes; or

(ii) subordinated to Senior Debt on terms substantially similar to those of the Notes.

Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

(1)	any liability for federal, state, local or other taxes owed or owing by the Company;

(2)	any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(3)	any trade payables; or

(4)
any Indebtedness that is incurred in violation of the Sixth Supplemental Indenture or the Indenture, provided that such Indebtedness shall be deemed not to have been incurred in violation of the Sixth Supplemental Indenture or the Indenture for purposes of this clause (4) if, in the case of any obligations under the Credit Agreement, the holders of such obligations or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Sixth Supplemental Indenture or the Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other instruments of Indebtedness of the Issuer or the Company created pursuant to Sections 2.1 and 2.2 of the Indenture.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Tax” means any tax, duty, levy, impost, assessment, withholding or other governmental charge (including penalties and interest related thereto). “Taxes” and “Taxation” shall be construed to have corresponding meanings.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 2.6(h) of the Sixth Supplemental Indenture (Section 4.15 of the Indenture); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

As of the date hereof, the following Subsidiaries of the Company have been designated as Unrestricted Subsidiaries: Subsidiaries of Iron Mountain Global, Inc. (including Iron Mountain Europe Limited, Iron Mountain Mexico, S.A. de R.L. de C.V. and their respective Subsidiaries but excluding, in any event, Iron Mountain Cayman Ltd., Iron Mountain (Gibraltar) Holdings Limited, Iron Mountain (Netherlands) B.V. and Iron Mountain Switzerland GmbH), Iron Mountain Assurance Corporation, Mountain West Palm Real Estate, Inc. and Upper Providence Venture I, L.P.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)
the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries of the Company.

“1996 Indenture Date” means October 1, 1996.

“1999 Indenture Date” means April 26, 1999.

“6¾% Notes” means the Company’s 6¾% Senior Subordinated Notes due 2018 issued pursuant to the Indenture.

“6 5/8% Notes” means the Company’s 6⅝% Senior Subordinated Notes due 2016 issued pursuant to the Indenture.

“7¼% Notes” means the Company’s 7¼% GBP Senior Subordinated Notes due 2014 issued pursuant to the Indenture.

“7¾% Notes” means the Company’s 7¾% Senior Subordinated Notes due 2015 issued pursuant to the Indenture.

“8% Notes” means the Company’s 8% Senior Subordinated Notes due 2018 issued pursuant to the Indenture.

“8¾% Notes” means the Company’s 8¾% Senior Subordinated Notes due 2018 issued pursuant to the Indenture.

“8 5/8% Notes” means the Company’s Senior Subordinated Notes due 2013 issued pursuant to the indenture dated April 3, 2001, by and among the Company, certain of its subsidiaries and the Trustee.

(b)	Other Definitions

The definitions of the following terms may be found in the Sections indicated as follows:

Term	Defined in Section

“Additional Tax Amounts”	2.6(m)
“Affiliate Transaction”	2.6(e)
“Asset Sale”	2.6(j)
“Asset Sale Offer”	2.6(j)
“Authentication Order”	2.2
“CDS”	2.4(g)(2)
“Change of Control Offer”	2.6(k)
“Change of Control Payment”	2.6(k)
“Change of Control Payment Date”	2.6(k)
“Code”	2.6(m)
“Commencement Date”	2.6(j)
“Company”	Preamble
“Excess Proceeds”	2.6(j)
“Sixth Supplemental Indenture”	Preamble
“Indenture”	Recitals
“Offer Amount”	2.5
“Offer Period”	2.5
“Previously Issued Notes”	2.16
“Purchase Date”	2.5
“Required Consent”	2.16
“Restricted Payments”	2.6(a)
“Tax Authority	2.6(m)
“Tax Redemption Date”	2.5
“Trustee”	Preamble

ARTICLE 2.

FORM AND TERMS OF THE NOTES

Section 2.1. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Each Global Note will represent such of the outstanding Notes as will be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of C$1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Sixth Supplemental Indenture and the Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of the Sixth Supplemental Indenture and the Indenture (or in the case of any Guarantor that becomes such after the date hereof, a supplemental indenture pursuant to Section 2.6(g) of this Sixth Supplemental Indenture (Section 4.14 of the Indenture)), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture (as supplemented by this Sixth Supplemental Indenture), the provisions of the Indenture shall govern and be controlling.

(b) Global Note. Notes shall be represented in the form of fully registered Global Notes, without interest coupons, held by or on behalf of the Depository as custodian of the Global Notes

(for its participants) and registered in the name of the Depository or its nominee, and registrations of ownership and transfers of the Notes will be made only through the depository services of CDS. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of any Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Service Agent, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.4 hereof.

(c) Book EntryProvisions. This Section 2.1(c) shall apply only to the Global Notes deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Service Agent.

Agent Members shall have no rights either under the Sixth Supplemental Indenture or the Indenture with respect to the Global Notes held on their behalf by the Depository or its nominee or by the Service Agent or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.

Ownership of beneficial interests in each Global Note will be limited to Participants and Indirect Participants.

(d) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in Section 2.4(g)(2) of this Sixth Supplemental Indenture). Except as provided in Section 2.4, owners of beneficial interests in the Global Note shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2. Execution and Authentication.

The Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate up to C$175,000,000 aggregate principal amount of Initial Notes and such amount of Additional Notes as the Company may issue from time to time.

Section 2.3. Depository, Paying Agent and Sub-Paying Agent for Notes.

The Issuer initially appoints CDS to act as Depository with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Service Agent with respect to the Global Notes. The Issuer initially appoints BNY Trust Company of Canada to act as Canadian sub-paying agent for the Notes.

Section 2.4. Transfer and Exchange of Notes.

(a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the Sixth Supplemental Indenture and the Indenture and Applicable Procedures. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through records maintained by the Depository or its nominee for such Global Note (with respect to interests of participants) and on the records of Participants (with respect to interests of Persons other than Participants), in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that, prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.4(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.4(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)  both:

(i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)  both:

(i) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.4(f) hereof, the requirements of this Section 2.4(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.4(i) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.4(b)(2) above and the Registrar receives the following:

(A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.4(b)(2) above and:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.4(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.4(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.4(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.4(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.4(i) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.4(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.4(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)  if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.4(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.4(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.4(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)  the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF

THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.4 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.4 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.4(h) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY (THE “ISSUER”).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS ISSUED PURSUANT TO A MASTER LETTER OF REPRESENTATIONS OF THE ISSUER TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.”

(h) Authentication of Definitive Notes in Absence of Depository. If at any time:

(i)     the Issuer determines that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Issuer in unable to locate a qualified successor,

(ii)     the Issuer at its option elects to terminate the book-entry system through the Depository, or

(iii)     it is required by law,

then the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes to each person the Depository identifies as a beneficial owner of the related Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or beneficial interests in other Global Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in the Global Notes is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and an endorsement shall be made on the Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(j) General Provisions Relating to Transfers and Exchanges.

(i)      To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request; provided, however, that Definitive Notes shall only be issued when one or more of the conditions of Section 2.4(h)(i)-(iii) have been satisfied.

(ii)      No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.4 hereof).

(iii)     All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Sixth Supplemental Indenture and the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)     The Issuer shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Issuer and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, including receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent, the Issuer nor any Guarantor shall be affected by notice to the contrary.

(vi)     The Trustee shall authenticate Definitive Notes and the Global Notes in accordance with the provisions of Section 2.2 hereof and Section 2.3 of the Indenture.

(vii)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.4 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)    The registered Holder of a Definitive Note shall be permitted to transfer the Definitive Note upon payment of any taxes incidental thereto by executing the form of transfer provided on the reverse side of the Definitive Note.

Section 2.5. Redemption.

With respect to the Notes issued under this Sixth Supplemental Indenture, the following Sections supplement Article III of the Indenture:

§ 3.7. Optional Redemption.

Prior to March 15, 2012, the Notes shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the CAD Make-Whole Price, plus accrued and unpaid interest and Additional Interest and Additional Tax Amounts, if any, to but excluding the applicable redemption date. On and after March 15, 2012, the Notes shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest and Additional Tax Amounts, if any, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage

2012	103.750%
2013	102.500%
2014	101.250%
2015 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to March 15, 2010 the Issuer may on any one or more occasions redeem the Notes at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest, and Additional Interest and Additional Tax Amounts, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1)
at least C$115.0 million in the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and the Company’s Subsidiaries); and

(2)	the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.

§ 3.8.	Redemption for Changes in Withholding Taxes.

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders (which notice shall be irrevocable and given in accordance with the procedures described in Section 10.2 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption, (the “Tax Redemption Date”), and all Additional Interest and Additional Tax Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Notes, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Interest and Additional Tax Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer has or would be required to pay Additional Tax Amounts, and the Issuer cannot avoid any such payment obligation taking reasonable measures available, as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Authority affecting Taxation which becomes effective on or after March 15, 2007 (or, if the relevant Tax Authority has changed since March 15, 2007, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture); or

(2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), and becomes effective on or after March 15, 2007 (or, if the relevant Tax Authority has changed since March 15, 2007, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture).

The Issuer shall not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver to the Trustee (a) an Officers’ Certificate to the effect that the Issuer cannot avoid such obligation to pay Additional Tax Amounts by taking reasonable measures available to it and (b) an Opinion of Counsel to the effect that the Issuer will be obligated to pay Additional Tax Amounts as a result of an event described above.

§ 3.9. Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

§ 3.10 Asset Sale Offers.

In the event that the Company shall commence an Asset Sale Offer pursuant to Section 4.17 hereof, it shall follow the procedures specified below:

The Asset Sale Offer shall remain open for 20 Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the “Offer Period”). No later than one Business Day after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount (the “Offer Amount”) of Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.2 and 4.17 hereof or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Asset Sale Offer and shall state:

(1)	that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.17 hereof and the length of time the Asset Sale Offer shall remain open;

(2)	the Offer Amount, the purchase price and the Purchase Date;

(3)	that any Note not tendered or accepted for payment shall continue to accrue interest;

(4)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(5)
that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Purchase Date;

(6)
that Holders shall be entitled to withdraw their election if the Company, Depository or Paying Agent, as the case may be, receives, not later than the close of business on the Business Day preceding the termination of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have the Note purchased;

(7)
that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed to be appropriate by the

Company so that only Notes in denominations of C$1,000, or integral multiples thereof, shall be purchased); and

(8)	that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On or before 12:00 noon on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest thereon, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Notes and other notes (in accordance with the terms of Section 4.17 of the Indenture) tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes and such other notes or portions thereof tendered, (ii) deliver or cause the Paying Agent or Depository, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, Depository or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price with respect to the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation the results of the Asset Sale Offer on the Purchase Date.

The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Regulation 14E of the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

Each purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof to the extent applicable.

In the event the amount of Excess Proceeds to be applied to an Asset Sale Offer would result in the purchase of a principal amount of Notes which is not evenly divisible by C$1,000, the Trustee shall promptly refund to the Company the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

Section 2.6. Additional Covenants.

With respect to the Notes issued under this Sixth Supplemental Indenture, Sections 2.6(a) through 2.6(n) are added to Article IV of the Indenture.

(a) Restricted Payments.

§4.8. Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)
declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the

Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary);

(2)
purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

(3)	purchase, redeem or otherwise acquire or retire prior to scheduled maturity for value any Indebtedness that is subordinated in right of payment to the Notes; or

(4)	make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”);

unless, at the time of such Restricted Payment:

(i)      no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(ii)     the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 of the Indenture; and

(iii)     such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the 1996 Indenture Date is less than (x) the cumulative EBITDA of the Company, minus 1.75 times the cumulative Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (y) the aggregate net Equity Proceeds received by the Company from the issuance or sale since the 1996 Indenture Date of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (z) $2.0 million.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2)
the redemption, repurchase, retirement or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted

Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

(3)
the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes in exchange for, or with the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock);

(4)
the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes in exchange for, or with the net cash proceeds of, a substantially concurrent issue and sale (other than to the Company or any of its Restricted Subsidiaries) of Refinancing Indebtedness;

(5)
the repurchase of any Indebtedness subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the covenant set forth in Section 4.18 of the Indenture, provided that prior to or contemporaneously with such repurchase the Issuer has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; and

(6)
additional payments to current or former employees or directors of the Company for repurchases of stock, stock options or other Equity Interests, provided that the aggregate amount of all such payments under this clause (6) does not exceed $0.5 million in any year and $2.0 million in the aggregate.

The Restricted Payments described in clauses (2), (3), (5) and (6) of the immediately preceding paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with such paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section, and the Restricted Payments described in clauses (1) and (4) of the immediately preceding paragraph shall be Restricted Payments that shall be permitted to be taken in accordance with such paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section.

If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision shall be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company’s EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment. In addition, for the avoidance of doubt and to avoid double counting, if an Investment results in the making of a Restricted Payment, then the subsequent assignment, contribution, distribution or other transfer of such Investment by the Company or any Restricted Subsidiary of the Company to any Excluded Restricted Subsidiary or Unrestricted Subsidiary shall not be considered a new Investment or Restricted Payment and shall not further reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section.

If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

For the purpose of making any Restricted Payment calculations under the Indenture:

(1)
Investments shall include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, in each case with fair market value determined by the Board of Directors in good faith and, for the avoidance of doubt, such inclusions and exclusions will not be limited by the amount of any Investment or aggregate Investments;

(2)
any asset or property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, provided that, in each case, the fair market value of an asset or property is as determined by the Board of Directors in good faith and, for the avoidance of doubt, the fair market value (as so determined) of such asset of property shall be subtracted from (in the case of a transfer to an Unrestricted Subsidiary) or added to (in the case of a transfer from an Unrestricted Subsidiary) the calculation under clause (iii) of the first paragraph of this Section; and

(3)	subject to the foregoing, the amount of any Restricted Payment, if other than cash, shall be determined by the Board of Directors, whose good faith determination shall be conclusive.

The Board of Directors may designate a Restricted Subsidiary to be an Unrestricted Subsidiary in compliance with Section 4.15 of the Indenture. Upon such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b) Incurrence of Indebtedness and Issuance of Preferred Stock.

§4.9. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness if at the time of such incurrence and after giving effect thereto the Leverage Ratio would be less than 6.5 to 1.0.

The foregoing limitations shall not apply to:

(1)	the incurrence by the Company or any Restricted Subsidiary of Senior Bank Debt in an aggregate amount not to exceed $100.0 million at any one time outstanding;

(2)	the issuance by the Company of the Company Guarantee or by the Restricted Subsidiaries of Subsidiary Guarantees of the Notes;

(3)	the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(4)	the issuance by the Issuer of the Notes;

(5)
the incurrence by the Company and its Restricted Subsidiaries of Capital Lease Obligations and/or additional Indebtedness constituting purchase money obligations up to an aggregate of $5.0 million at any one time outstanding, provided that the Liens securing such Indebtedness constitute Permitted Liens;

(6)	the incurrence of Indebtedness between (i) the Company and its Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

(7)
Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

(8)
the incurrence by the Company and its Restricted Subsidiaries of Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers’ acceptances incurred in the ordinary course of business up to an aggregate of $5.0 million at any one time outstanding;

(9)
the incurrence by the Company and its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock; and

(10)
the incurrence by the Company and its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, Indebtedness referred to in clauses (2) through (5) above, and this clause (10) or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this Section 4.9.

(c) Liens.

§4.10. Liens. Neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is subordinate to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

(d) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

§4.11. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)
(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	Existing Indebtedness;

(2)
the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

(3)	the Indenture and the Notes;

(4)	applicable law;

(5)
any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

(6)	customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(7)	restrictions on the transfer of property subject to purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of Section 4.9 of the Indenture;

(8)
permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; or

(9)
any agreement or instrument governing Indebtedness of an Excluded Restricted Subsidiary provided that (i) at the time such agreement or instrument is entered into, such Excluded Restricted Subsidiary and its Restricted Subsidiaries have a Leverage Ratio of less than 6.5 to 1.0 and (ii) neither such Excluded Restricted Subsidiary nor any of its Restricted Subsidiaries shall, directly or indirectly, incur any Indebtedness (including Acquired Debt) unless at the time of such incurrence and after giving effect thereto, the Leverage Ratio for such Excluded Restricted Subsidiary and its Restricted Subsidiaries would be less than 6.5 to 1.0. For purposes of determining the Leverage Ratio under this clause (9) only, all references to the “Company” and its “Restricted Subsidiaries” or similar references in the definition of “Leverage Ratio” and other defined terms necessary to determine the Leverage Ratio shall be deemed to refer to such Excluded Restricted Subsidiary and its Restricted Subsidiaries, respectively.

(e) Transactions with Affiliates.

§4.12. Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(a)
such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person; and

(b)	the Company delivers to the Trustee:

(i)      with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; and

(ii)     with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)	transactions between or among the Company and/or its Restricted Subsidiaries;

(3)	transactions permitted by the provisions of Section 4.8 of the Indenture; and

(4)
the grant of stock, stock options or other Equity Interests to employees and directors of the Company and any Restricted Subsidiary in accordance with duly adopted Company stock grant, stock option and similar plans.

The provisions set forth in clause (b) above shall not apply to sales of inventory by the Company or any Restricted Subsidiary to any Affiliate in the ordinary course of business. The provisions of clause (b) (ii) above shall not apply to loans or advances to the Company or any Restricted Subsidiary from, or equity investments in the Company or any Restricted Subsidiary by, any Affiliate to the extent permitted by the provisions of Section 4.9 of the Indenture.

(f) Certain Senior Subordinated Debt.

§4.13. Certain Senior Subordinated Debt. The Company shall not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Company Guarantee of the Notes. The Company shall not permit any Restricted Subsidiary to incur any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

(g) Additional Subsidiary Guarantees.

§4.14. Additional Subsidiary Guarantees. If any entity (other than an Excluded Restricted Subsidiary) shall become a Restricted Subsidiary after the date of the Sixth Supplemental Indenture, then such Restricted Subsidiary shall execute a supplemental indenture in the form of Exhibit B attached hereto, pursuant to which it shall provide a Subsidiary Guarantee and deliver an Opinion of Counsel with respect thereto, in accordance with the terms of the Indenture.

No Restricted Subsidiary (including any Excluded Restricted Subsidiary) shall consolidate (or, for the avoidance of doubt, amalgamate) with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person), another Person (other than the Company) whether or not affiliated with such Restricted Subsidiary unless:

(1)
subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation (or amalgamation) or merger (if other than such Restricted Subsidiary) assumes all the obligations of such Restricted Subsidiary under its Subsidiary Guarantee (except in the case of an Excluded Restricted Subsidiary) pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

(2)	immediately after giving effect to such transaction, no Default or Event of Default exists; and

(3)
such Restricted Subsidiary, or any Person formed by or surviving any such consolidation (or amalgamation) or merger, would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 of the Indenture.

In the event of:

(1)	a sale or other disposition of all of the assets of any Restricted Subsidiary, by way of merger, consolidation (or amalgamation) or otherwise;

(2)	a sale or other disposition of all of the capital stock of any Restricted Subsidiary; or

(3)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of Section 4.15 of the Indenture,

then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation (or amalgamation) or otherwise, of all of the capital stock of such Restricted Subsidiary or in the event of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its Subsidiary Guarantee, provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Section 4.17 of the Indenture.

(h) Designation of Unrestricted Subsidiaries.

§4.15. Designation of Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1)	neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

(2)
no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

(3)	any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 4.8 of the Indenture;

(4)
neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than (A) those that might be obtained at the time from Persons who are not Affiliates of the Company or (B) administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business; and

(5)
neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under Section 4.8 of the Indenture.

Notwithstanding the foregoing, the Company may not designate as an Unrestricted Subsidiary any Subsidiary which, on the 1999 Indenture Date, was a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business, in each case other than Iron Mountain Global, Inc. and its Subsidiaries (including, without limitation, Iron Mountain Europe Limited and its Subsidiaries). For the avoidance of doubt, the provisions of this Section 4.15 shall not limit or restrict the ability of any Restricted Subsidiary to sell, transfer or otherwise dispose of any properties or assets to any other Subsidiary, including any Unrestricted Subsidiary, to the extent such sale, transfer or other disposition is permitted by the provisions of the Indenture described under Section 4.12 or Section 4.17.

The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

(1)	such Indebtedness is permitted under Section 4.9 of the Indenture; and

(2)	no Default or Event of Default would occur as a result of such designation.

(i) Limitation on Sale and Leaseback Transactions.

§4.16. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(1)	the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a resolution of the Board of Directors; and

(2)	the Company or such Restricted Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Leaseback Transaction in compliance with Section 4.9 of the Indenture.

(j) Asset Sales.

§4.17. Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to:

(1)
sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of Section 4.18 of the Indenture and/or the provisions of Section 5.1 of the Indenture and not by the provisions of this Section 4.17); or

(2)	issue or sell Equity Interests of any of its Restricted Subsidiaries that in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

(i)      have a fair market value in excess of $2.0 million; or

(ii)     result in Net Proceeds in excess of $2.0 million (each of the foregoing, an “Asset Sale”) unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers’ Certificate delivered to the Trustee, and for Asset Sales having a fair market value or resulting in Net Proceeds in excess of $10.0 million, evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or like-kind assets (in each case as determined in good faith by the Company, evidenced by a resolution of the Board of Directors and certified by an Officers’ Certificate delivered to the Trustee);

provided, however, that the amount of:

(A)
any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets; and

(B)
any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (ii) (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. For the avoidance of doubt, a disposition that constitutes a Restricted Payment will be governed by the provisions of Section 4.8 and not by this Section 4.17.

A transfer of assets or issuance of Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

Within 360 days of any Asset Sale, the Company may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

(1)	to permanently reduce Senior Debt; or

(2)
to an investment in a Restricted Subsidiary or in another business or capital expenditure or other long-term/tangible assets, in each case, in the same line of business as the Company or any of its Restricted Subsidiaries was engaged in on the date of the Sixth Supplemental Indenture or in businesses similar or reasonably related thereto.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from such Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the Notes, all holders of the 8⅝% Notes, the 7¼% Notes, the 7¾% Notes, the 6⅝% Notes, the 8¾% Notes, the 8% Notes and the 6¾% Notes, and the holders of any future Indebtedness ranking pari passu with the Notes, which Indebtedness contains similar provisions requiring the Company to repurchase such

Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, Additional Interest and Additional Tax Amounts, if any, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness (including the 8⅝% Notes, the 7¼% Notes, the 7¾% Notes, the 6⅝% Notes, the 8¾ % Notes, the 8% Notes and the 6¾% Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and such other Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

An Asset Sale Offer shall be made pursuant to the provisions of Section 3.10 hereof. No later than the date which is five Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall notify the Trustee of such Asset Sale Offer and provide the Trustee with an Officers’ Certificate setting forth the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Notes. The Company shall commence or cause to be commenced the Asset Sale Offer on a date no later than 15 Business Days after such notice (the “Commencement Date”).

(k) Change of Control Offer.

§ 4.18. Change of Control Offer.

(a) Upon the occurrence of a Change of Control, the Issuer shall repurchase all of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, and Additional Interest and Additional Tax Amounts, if any (the “Change of Control Payment”).

Within 30 calendar days following any Change of Control, the Issuer shall mail a notice to each Holder, with a copy to the Trustee, stating:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered shall be accepted for payment;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not tendered shall continue to accrue interest;

(4)
that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(5)
that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

(6)
that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(7)
that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to C$1,000 in principal amount or an integral multiple thereof.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to the repurchase of the Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Indenture or the Sixth Supplemental Indenture by virtue of such conflict.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)	accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof tendered to the Issuer.

The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of C$1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.18, but in any event within 90 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.18. The Company shall publicly announce in The Wall Street Journal, or if no longer published, a national newspaper of general circulation, the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party, including the Company, makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.18 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(l) Changes in Covenants When Notes Rated Investment Grade.

§ 4.19. Changes in Covenants When Notes Rated Investment Grade.

If on any date following the date of this Sixth Supplemental Indenture:

(1)	at least two of the following events occur:

i.	the Notes are rated Baa3 or better by Moody’s Investors Service,

ii.	the Notes are rated BBB- or better by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc., or

iii.	the Notes rated BBB- or better by Fitch Ratings, Inc.,

(or, if any such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, Sections 3.10, 4.8, 4.9, 4.11, 4.12, 4.15 and 4.17, clause (3) of Section 4.14, clause (2) of Section 4.16 and clause (d) of Section 5.1 of the Indenture shall no longer be applicable to the Notes.

(m) Additional Tax Amounts.

§ 4.20. Additional Tax Amounts.

All payments made by or on behalf of the Issuer under or with respect to the Notes or any of the Guarantors on its guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor (including any successor entity), is then incorporated or resident for tax purposes or any political subdivision thereof or therein (for avoidance of doubt, it being understood that tax residency for these purposes does not result from mere permanent establishments) (each of the foregoing, a “Tax Authority”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required to be made from or imposed directly on any Holder or beneficial owner of the Notes on any payments made by or on behalf of the Issuer under or with respect to the Notes or any of the Guarantors with respect to any guarantee, including payments of principal, redemption price, purchase price, interest, premium or Additional Interest, if any, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Tax Amounts”), as may be necessary in order that the net amounts received and retained in respect of such payments by each Holder or beneficial owner (including

Additional Tax Amounts) after such withholding, deduction or imposition shall equal the respective amounts which would have been received and retained in respect of such payments in the absence of such withholding, deduction or imposition; provided, however, that no Additional Tax Amounts shall be payable with respect to:

(a) any payments on a Note in respect of Taxes which would not have been imposed but for the Holder or the beneficial owner of the Note being, or having been, a citizen or resident or national of, incorporated in, or carrying on a business in the jurisdiction in which such Taxes are imposed other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

(b) any Taxes that are imposed or withheld as a result of the failure of the Holder of a Note or beneficial owner of a Note to satisfy any certification, identification, information or other reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such Taxes;

(c) any Note presented for payment (where Notes are in physical, certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Tax Amounts had the Note been presented on the last day of such 30 day period);

(d) any estate, inheritance, gift, sale, transfer, personal property or similar Tax or assessment;

(e) any Taxes payable otherwise than by way of deduction or withholding;

(f) any person who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the Additional Tax Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of the Note;

(g) any Holder of a Note or a beneficial owner of a Note that is or was a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision;

(h) any Holder of a Note or a beneficial owner of a Note that is a bank receiving interest described in Section 881(c)(3)(A) of the Code; or

(i) any combination of items (a) through (h) above.

In addition to the foregoing, the Issuer and the Guarantors shall also pay any present or future stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which are levied by any Tax Authority on the execution, delivery, registration or enforcement of any of the Notes, the Indenture, any guarantee or any other document or instrument referred to therein or herein, or the receipt of any payments with respect to the Notes or the guarantees. The Issuer and the Guarantors shall not, however, be obligated to pay any present or future stamp, transfer, court or documentary tax, or any other excise or property tax, charge or similar levy or Tax which is levied by any Tax Authority in connection with any transfer of any Note by any Holder.

If the Issuer or any Guarantor, as the case may be, becomes aware that it shall be obligated to pay Additional Tax Amounts with respect to any payment under or with respect to the Notes or any guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date which is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Tax Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Tax Amounts shall be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Tax Amounts to Holders on the relevant payment date. The Issuer or the relevant Guarantor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Tax Amounts.

The Issuer or the relevant Guarantor shall make all required withholdings and deductions and shall remit the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law. The Issuer or the relevant Guarantor shall use commercially reasonable efforts to facilitate administrative actions necessary to assist beneficial owners to obtain any refund of or credit against Taxes for which Additional Tax Amounts are not paid as a result of the conditions in the proviso to the first paragraph of this Section 4.20.

In the event that either the Issuer or the relevant Guarantor has become, or would be, obliged to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Tax Amounts as a result of certain changes affecting the laws relating to withholding or deduction of Taxes, the Issuer may redeem all, but not less than all, the Notes in accordance with Section 3.8.

Whenever in the Indenture there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest, Additional Interest or of any other amount payable under, or with respect to, any of the Notes, such mention shall be deemed to include mention of the payment of Additional Tax Amounts to the extent that, in such context, Additional Tax Amounts are, were or would be payable in respect thereof.

(n) Release of Company and Subsidiary Guarantees and Guarantors.

§ 4.21. Release of Company and Subsidiary Guarantees and Guarantors.

(a) If:

(1) the Company sells or otherwise disposes, by way of a merger, consolidation or otherwise, all the capital stock or all or substantially all of the assets of the Issuer to an unaffiliated third party,

(2) the Note Guarantees (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Notes) are assumed by such third party and

(3) the Company elects to make an irrevocable offer for all of each Holder's notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, and Additional Interest and Additional Tax Amounts, if any,

then the Company and the Subsidiary Guarantors will be unconditionally released and relieved of any obligations under the Note Guarantees and under the Indenture with respect to the Notes (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Issuer will also be released and relieved of any obligations in respect of the Notes). The Company shall not be obligated to make such offer. Any such offer, if made, will be made substantially on the terms and conditions set forth in Section 4.18 of the Indenture.

(b) The release of the Company and the Subsidiary Guarantors (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Issuer) will be subject to the satisfaction of the following additional conditions:

(1) such third party must be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, or of Canada or any province thereof,

(2) such third party must have assumed all the obligations of the Company and the Subsidiary Guarantors under the Note Guarantees and the Indenture with respect to the Notes (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the third party must also have assumed the obligations of the Issuer in respect of the Notes) pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee,

(3) immediately after such acquisition, no Default or Event of Default exists, and

(4) such third party will, at the time of such acquisition and giving effect thereto, be permitted to incur at least $1.00 of additional indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 of the Indenture.

Section 2.7. Replacement of Certain References in the Indenture.

With respect to the Notes issued under this Sixth Supplemental Indenture, the Indenture shall be amended as follows:

(a) All references to “Subsidiary Guarantee” or “Subsidiary Guarantees” shall be replaced with references to “Note Guarantee” and “Note Guarantees,” respectively, and

(b) Except as otherwise provided herein, all references to “the Company,” “the Company’s” and “Company Order” shall be replaced with references to “the Issuer,” “the Issuer’s” and “Issuer Order,” respectively, for Articles II, III and XIII and the following Sections: 4.4, 6.1(d), 6.3-6.6, 6.9, 7.1(f), 7.4, 7.7, 7.8, 8.1-8.3, 8.4(d) and (f), 8.5-8.7, 9.1, 9.2, 9.6, 10.2-10.4, 10.8, 10.12, 10.15, 10.16, 11.2, 11.3, 12.1 and 12.2.

Section 2.8. Provisions Regarding Incorporation by Reference of Trust Indenture Act.

With respect to the Notes issued under this Sixth Supplemental Indenture, the definition of “obligor” under Section 1.3 of the Indenture shall be amended and restated with the following:

“obligor” on the indenture securities means the Issuer, the Guarantors, if any, and any successor obligor upon the Securities or any Note Guarantee, as the case may be.

Section 2.9. Amend, Restate and Replace Provision Regarding Payment of Principal and Interest.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 4.1 of the Indenture is amended, restated and replaced in its entirety by the following:

§ 4.1. Payment of Principal and Interest.

The Issuer covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal of, interest, Additional Interest or Additional Tax Amounts, if any, on the Notes in accordance with the terms thereof and this Indenture. The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 2.10. Provisions Regarding Successors.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 5.1(b) of the Indenture is hereby amended and restated in its entirety with the following:

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities of a Series, the supplemental indentures applicable to such Series, the Indenture and the Registration Rights Agreement (pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee);

Section 2.11. Events of Default.

Section 6.1 of the Indenture is amended with regard to this Sixth Supplemental Indenture and the Notes issued hereunder (i) by deleting the $10.0 million threshold in Sections 6.1(e)(ii) and 6.1(f) and substituting in lieu thereof the threshold of $50.0 million and (ii) by deleting references to “the Company” in Sections 6.1(c) and 6.1(d) and replacing them with “the Issuer.” Section 6.1 of the Indenture is further amended with regard to this Sixth Supplemental Indenture by deleting Sections 6.1(a), 6.1(g), 6.1(h) and 6.1(i) of the Indenture and replacing them in their entirety with the following, respectively:

(a) default for 30 days in the payment when due of interest or Additional Interest or Additional Tax Amounts, if any, on any Security of that Series (whether or not prohibited by the subordination provisions of Article XIII of the Indenture);

(g) the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all  of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) admits in writing that it generally is unable to pay its debts as the same  become due;

in each case, pursuant to or within the meaning of any Bankruptcy Law; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case,

(2) appoints a Custodian of the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of its property, or

(3) orders the liquidation of Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary,

and such order or decree remains unstayed and in effect for 60 days;

(i) except as permitted by the Indenture or the Note Guarantees, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company or any Restricted Subsidiary or any person acting on behalf of the Company or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Guarantee.

Section 2.12. Acceleration of Maturity.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 6.2 is hereby amended, restated and replaced in its entirety by the following

§6.2  Acceleration of Maturity:

If any Event of Default (other than an Event of Default specified in clauses (g) and (h) of Section 6.1 of the Indenture relating to the Issuer, the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of the then outstanding Securities of a Series by notice to the Issuer and the Trustee may declare the unpaid principal of and any interest, Additional Interest or Additional Tax Amounts on all the Securities of that Series (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Securities of a Series, the principal, premium or Additional Tax Amounts, in any and interest on such Securities will not be payable until the earlier of:

(a) the day which is five Business Days after written notice of acceleration is received by the Company and the Credit Agent or

(b) the date of acceleration of the Indebtedness under the Credit Agreement. If an Event of Default specified in clauses (g) and (h) of Section 6.1 of the Indenture with respect to the Issuer, the Company or any Restricted Subsidiary that is a Significant Subsidiary occurs, the principal of, and premium, Additional Interest or Additional Tax Amounts, if any, and any accrued and unpaid interest on all outstanding Securities of that Series will become immediately due and payable without further action or notice.

In the event of a declaration of acceleration of the Securities of that Series because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.1 of the Indenture, the declaration of acceleration of the Securities of that Series shall be automatically annulled if the holders of any Indebtedness described in such clause have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if:

(A)  the annulment of the acceleration of the Securities of that Series would not conflict with any judgment or decree of a competent jurisdiction and

(B)  all existing Events of Default, except non-payment of principal or interest on the Securities of that Series that became due solely because of the acceleration of such Securities, have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer or the Company with the intention of avoiding payment of any make whole price or premium, as applicable, that the Issuer or the Company would have had to pay if the Issuer or the Company then had elected to redeem the Securities of a Series pursuant to the optional redemption provisions of the Indenture, if any, the applicable make whole price, or an equivalent premium, as the case may be, shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities of that Series.

Section 2.13. Waiver of Past Defaults.

Section 6.13 of the Indenture is amended with regard to this Sixth Supplemental Indenture and the Notes issued hereunder by deleting the first sentence thereof and replacing it in its entirety with the following:

The Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, Additional Interest or Additional Tax Amounts on, or the principal of, the Notes (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

Section 2.14. Legal Defeasance and Covenant Defeasance.

(a) Ability to Effect Legal Defeasance or Covenant Defeasance.

With respect to the Notes issued under this Sixth Supplemental Indenture, Article VIII of the Indenture shall apply, and the Issuer shall have the option to effect Legal Defeasance or Covenant Defeasance pursuant to Article VIII of the Indenture. In connection with any Covenant Defeasance, the Issuer and Company shall be released from its obligations under the covenants specified in Sections 4.2 and 5.1 of the Indenture and Section 2.6 of this Sixth Supplemental Indenture.

(b) Amend, Restate and Replace Covenant Regarding Legal Defeasance and Discharge.

With respect to the Notes issued under this Sixth Supplemental Indenture, clause (a) of Section 8.1 is hereby amended, restated and replaced in its entirety by the following:

(a) the rights of Holders of outstanding Securities of such Series to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such section, payments in respect of the principal of, premium or Additional Interest of Additional Tax Amounts, if any, and interest on such Securities when such payments are due,

(c) Amend, Restate and Replace Covenant Regarding Deposit.

With respect to the Notes issued under this Sixth Supplemental Indenture, Sections 8.4(a), (b), (c), (g) and (h) are hereby amended, restated and replaced in their entirety by the following:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Canadian Dollars, Canadian Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, Additional Interest or Additional Tax Amounts, if any, and interest on the outstanding Securities of such Series on the Stated Maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium or Additional Tax Amounts, if any, or interest on the outstanding Securities of such Series.

(b) in the case of an election under Section 8.2 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(g) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit as not made by the Issuer with the intent of preferring the Holders of such Securities over any other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(d) Delivery of an Opinion of Canadian Counsel.

With respect to the Notes issued under this Sixth Supplemental Indenture, the following is hereby added to Section 8.4(i):

(i) the Issuer shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that the Holders of such Securities will be subject to

Canadian federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance had not occurred.

Section 2.15. Subordination.

With respect to the Notes issued under this Sixth Supplemental Indenture, Article XIII of the Indenture shall apply, and the Notes shall be subject to subordination pursuant to Article XIII of the Indenture.

Section 2.16. Amend, Restate and Replace Provision Regarding Amendment with the Consent of the Holders of the Notes.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 9.2 of the Indenture is amended, restated and replaced in its entirety by the following:

§ 9.2. With Consent of Holders.

Except as provided in Sections 9.1 and 9.3 of the Indenture, the Indenture or the Notes may be amended or supplemented by the Company and the Trustee after having received the Required Consent (as defined below), and, except as provided in Sections 6.8 and 6.12 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived by the Trustee upon receipt by the Trustee of the Required Consent.

The term “Required Consent” means the consent of:

(a) Holders of a majority in aggregate principal amount at stated maturity of the Notes (with respect to matters requiring only the consent of such Holders); or

(b) holders of a majority in aggregate principal amount at stated maturity of:

(i) the Notes,

(ii) the 8 5/8% Notes, the 7 3/4% Notes, the 7 1/4% Notes, the 6 5/8% Notes, the 8 3/4% Notes, the 8% Notes and the 6 3/4% Notes, (the “Previously Issued Notes”), if the holders of the Previously Issued Notes are being requested to consent to such action with respect to the terms of the Previously Issued Notes or the indentures under which the Previously Issued Notes were issued, and

(iii) any other issue or series of notes issued or guaranteed by the Company that rank pari passu with the Company Guarantee, if such notes or guarantee or the indenture pursuant to which such notes were issued both (x) require the consent of the holders of such notes to such action, and (y) provide that the such holders will vote with the Holders of the Notes and the other securities referenced above with respect to such action.

Section 2.17. Amend, Restate and Replace Provision Regarding Limitations on Amendment or Waiver.

With respect to the Notes issued under this Sixth Supplemental Indenture, Sections 9.3(d), (f) and (h) of the Indenture are amended, restated and replaced in their entirety by the following:

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Tax Amounts, if any, on any Security (except a rescission of acceleration of the

Securities of any Series by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities of any Series to receive payments of principal of or premium, if any, or interest or Additional Tax Amounts, if any, on the Securities;

(h) except pursuant to the Indenture, release any Guarantor from its obligations under the Note Guarantees, or change the Note Guarantees in any manner that would materially adversely affect the Securityholders; or

Section 2.18. Amend, Restate and Replace Provision Regarding Personal Liability.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 10.8 of the Indenture is amended, restated and replaced in its entirety by the following:

§ 10.8. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer, the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Issuer, the Company or any Restricted Subsidiary under the Securities of any Series, Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities of any Series, by accepting a Security and the related Note Guarantees, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series of Securities and the Note Guarantees.

Section 2.19. Note Guarantees.

With respect to the Notes issued under this Sixth Supplemental Indenture, Article XII of the Indenture shall apply, and the Notes shall constitute a Series to be guaranteed by the Guarantors pursuant to Article XII of the Indenture.

Section 2.20. Provisions Regarding Subsidiary Guarantees and Limitation of Guarantor’s Liability.

With respect to the Notes issued under this Sixth Supplemental Indenture, the first clause of the first paragraph of Section 12.1 of the Indenture is replaced with the following:

The Company and each Subsidiary that is a signatory hereto, as a Guarantor and each Subsidiary of the Company that in accordance with the terms of any Securities of a Series issued hereunder pursuant to any supplemental indenture relating to such Securities becomes party to this Indenture as a guarantor (each a “Guarantor”),

Section 2.21. Provisions Regarding Agreement to Subordinate.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 13.1 of the Indenture is amended, restated and replaced in its entirety by the following:

§ 13.1. Agreement to Subordinate.

The Issuer, the Trustee and each Securityholder by accepting a Security agrees, that the indebtedness and obligations evidenced by the Security are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash of all Obligations with respect to Senior Debt of the Issuer (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Issuer.

Section 2.22. Provisions Regarding Subordination of Note Guarantees.

With respect to the Notes issued under this Sixth Supplemental Indenture, Section 13.14 of the Indenture is amended, restated and replaced in its entirety by the following:

§ 13.14. Subordination of Note Guarantees.

Each Guarantor, the Trustee, and each Securityholder by accepting a Security agrees, that the indebtedness and obligations under the Note Guarantees (a) rank pari passu with such Guarantor’s obligations (whether as issuer or guarantor) with respect to the Existing Senior Subordinated Securities and (b) are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, of all Obligations with respect to Senior Debt of such Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of such Guarantor.

ARTICLE 3.

MISCELLANEOUS

Section 3.1. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.2. Successors and Assigns.

All covenants and agreements in this Sixth Supplemental Indenture by the Company and the Issuer shall bind their successors and assigns, whether so expressed or not.

Section 3.3. Separability Clause.

In case any provision in this Sixth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.4. Governing Law.

This Sixth Supplemental Indenture and the Notes created hereby shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions (other than Section 5-1401 of the New York General Obligations Law) that might cause this Sixth Supplemental Indenture and the Notes to be governed by or construed or enforced in accordance with the laws of any other jurisdiction.

Section 3.5. Sixth Supplement to Supersede Indenture.

The Indenture, as supplemented by the Sixth Supplemental Indenture, remains in full force and effect as of the date hereof. Notwithstanding the foregoing, to the extent that any provision of the Indenture shall conflict with any provision of this Sixth Supplemental Indenture, the terms of this Sixth Supplemental Indenture shall be deemed controlling and the conflicting provision of the Indenture shall be null and void to the extent of such conflict.

[The rest of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY
By: /s/ Garry B. Watzke
Name: Garry B. Watzke Title: Senior Vice President and General Counsel
IRON MOUNTAIN INCORPORATED
COMAC, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
IRON MOUNTAIN GLOBAL, INC.
IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
TREELINE SERVICES CORPORATION
NETTLEBED ACQUISITION CORP.
By: /s/ Garry B. Watzke
Name: Garry B. Watzke Title: Senior Vice President and General Counsel
IRON MOUNTAIN GLOBAL LLC
By: Iron Mountain Global, Inc., its sole member
By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

IRON MOUNTAIN STATUTORY TRUST - 1998
By: U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended
By: /s/ John Correia Name: John Correia
Title: Vice President
IRON MOUNTAIN STATUTORY TRUST - 1999
By: U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of July 1, 1999, as amended
By: /s/ John Correia
Name: John Correia Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By: /s/ Peter M. Murphy
Name: Peter M. Murphy Title: Vice President

EXHIBIT A
Form of Notes

[Face of Note]
7½ % Senior Subordinated Notes due 2017
ISIN No.	C$_____________
CUSIP No.:

IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY
promises to pay to ___________ or registered assigns, the principal sum of _________ Canadian Dollars on March 15, 2017.
Interest Payment Dates:  March 15 and September 15
Record Dates:  March 1 and September 1
Dated:  __________, 20___
IRON MOUNTAIN NOVA SCOTIA FUNDING COMPANY
By:___________________________
Name:
Title:
By: ___________________________
Name:
Title

(SEAL)
This is one of the Notes
referred to in the within-
mentioned Indenture:

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee
By:            ______________________
                Authorized Signatory

7½% Senior Subordinated Notes due 2017
[Insert Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
    1.            INTEREST.  Iron Mountain Nova Scotia Funding Company, a Nova Scotia unlimited liability company (the “Issuer”) promises to pay interest on the principal amount of this Note at 7½% per annum from __________ until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below.  The Issuer shall pay interest and Additional Interest, if any, semi-annually in arrears, on _______ and ________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be _________, 20___.  The Issuer shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest to the extent allowed in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.
    2.            METHOD OF PAYMENT.  The Issuer will pay principal, premium, Additional Interest and Additional Tax Amounts, if any, and interest on the Notes in Canadian dollars.  The Issuer, however, may pay principal, premium, Additional Interest and Additional Tax Amounts, if any, and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.
    3.            PAYING AGENT, REGISTRAR AND SERVICE AGENT.  Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as paying agent, registrar and service agent.  The Issuer has appointed BNY Trust Company of Canada as a sub-paying agent for the Notes.  The Notes may be presented for registration of transfer and exchange at the offices of the registrar.  The Issuer or Iron Mountain Incorporated, a Delaware corporation (the “Company”), may change any paying agent, sub-paying agent, service agent or registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
    4.            INDENTURE.  The Issuer issued the Notes under an Indenture dated as of December 30, 2002 (the “Base Indenture”), as supplemented by a Sixth Supplemental Indenture dated as of March 15, 2007 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes issued under the Indenture are subordinated unsecured obligations of the Issuer limited to C$175,000,000 in aggregate principal amount, plus amounts, if any, issued to pay Additional Interest on outstanding Notes as set forth in Paragraph 20 hereof.
    5.            OPTIONAL REDEMPTION.
(a) Prior to March 15, 2012, the Notes shall be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the CAD Make-Whole Price, plus accrued and unpaid interest and Additional Interest and Additional Tax Amounts, if any, to but excluding the applicable redemption date.  On and after March 15, 2012, the Notes will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 10 nor more than 60 days’ notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest and Additional Tax Amounts, if any, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:
Year	Percentage

2012	103.750%
2013	102.500%
2014	101.250%
2015 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to March 15, 2010 the Issuer may on any one or more occasions redeem the Notes at a redemption price of 107.500% of the principal amount thereof, plus accrued and unpaid interest, and Additional Interest and Additional Tax Amounts, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that (i) at least C$115.0 million in the aggregate principal amount of the Notes (including any Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held the Company, and the Company’s Subsidiaries) and (ii) the redemption must occur within six months of the date of the closing of any such Qualified Equity Offering.
(b) The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable and given in accordance with the procedures described in Section 10.2 of the Indenture), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption, (the “Tax Redemption Date”), and all Additional Tax Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Notes that are in physical, certificated form, subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Tax Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer has or would be required to pay Additional Tax Amounts, and the Issuer cannot avoid any such payment obligation taking reasonable measures available, as a result of:
                        (i)            any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Authority affecting Taxation which becomes effective on or after March 15, 2007 (or, if the relevant Tax Authority has changed since March 15, 2007, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture); or
                        (ii)            any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), and becomes effective on or after March 15, 2007 (or, if the relevant Tax Authority has changed since March 15, 2007, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture).
The Issuer will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due.  Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee (a) an Officers’ Certificate to the effect that the Issuer cannot avoid such obligation to pay Additional Tax Amounts by taking reasonable measures available to it and (b) an Opinion of Counsel to the effect that the Issuer will be obligated to pay Additional Tax Amounts as a result of an event described above.
    6.            ADDITIONAL TAX AMOUNTS.  The Issuer and the Guarantors will pay to the Holders of the Notes any Additional Tax Amounts as may become payable under Section 4.20 of the Indenture.
    7.            NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address.  For Notes which are represented by global certificates held on behalf of the Depository, notices may be given by delivery of the relevant notices to the Depository for communication to entitled account holders in substitution for the aforesaid publication.  The Notes in denominations larger than C$1,000 may be redeemed in part but only in integral multiples of C$1,000, unless all the Notes held by a Holder are to be redeemed.  In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.
    If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date.
    8.            MANDATORY REDEMPTION.  Except as set forth in paragraph 9 below, the Issuer shall not be required to repurchase or to make mandatory redemption payments with respect to the Notes.  There are no sinking fund payments with respect to the Notes.
    9.            REPURCHASE AT OPTION OF HOLDER.  This Note is subject to purchase at the option of the Holder upon the circumstances set forth in Sections 3.10, 4.17 and 4.18 of the Indenture.
    10.            SUBORDINATION.  The payment of the principal of, interest on, and Additional Interest and Additional Tax Amounts or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Issuer and the Company, as described in the Indenture.  Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.
    11.            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of C$1,000 and integral multiples of C$1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
    12.            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.
    13.            AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the consent of, and any existing default or event of default or compliance with any provision of the Indenture or the Notes may be waived with the consent of: (A) Holders of a majority in aggregate principal amount at stated maturity of the Notes (with respect to matters requiring only the consent of such Holders) or (B) holders of a majority in aggregate principal amount at stated maturity of (1) the Notes, (2) the 8 5/8% Notes, the 7 3/4% Notes, the 7 1/4% Notes, the 6 5/8% Notes, the 8 3/4% Notes, the 8% Notes and the 6 3/4% Notes (the “Previously Issued Notes”), if the holders of the Previously Issued Notes are being requested to consent to such action with respect to the terms of the Previously Issued Notes or the indentures under which the Previously Issued Notes were issued, and (3) any other issue or series of notes issued or guaranteed by the Company that rank pari passu with the Company Guarantee of the Notes, if such notes or guarantee the indenture pursuant to which such notes were issued both (i) require the consent of the holders of such notes to such action and (ii) provide that the such holders will vote with the Holders of the Notes and the other securities referenced above with respect to such action.  Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Issuer’s obligations to Holders of the Notes in the case of a merger or consolidation, make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.
    14.            DEFAULTS AND REMEDIES.  An Event of Default with respect to the Notes occurs upon the occurrence of any of the following events: the default for 30 days in the payment when due of interest on the Notes or Additional Interest or Additional Tax Amounts, if any (whether or not prohibited by the subordination provisions of the Indenture); the default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); the failure by the Issuer to comply with Section 4.18 of the Indenture; the failure by the Issuer or any Guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the Notes (including Additional Notes, if any) outstanding to comply with any of its other agreements in the Indenture, Notes, or the Note Guarantees; the default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, if: (i) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness; and (ii) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $50.0 million; the failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days; certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or except as permitted by the Indenture, the Note Guarantees, any Note Guarantee issued by the Company or a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Company or any Restricted Subsidiary or any Person acting on behalf of the Company or any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its Note Guarantee.
    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including Additional Notes, if any) may declare all the Notes to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Notes, the principal, premium or Additional Tax Amounts, if any, and interest on the Notes will not be payable until the earlier of: (1) the day which is five business days after written notice of acceleration is received by the Issuer and the Credit Agent; or (2) the date of acceleration of the Indebtedness under the Credit Agreement.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, the principal of, and premium and Additional Interest and Additional Tax Amounts, if any, and any accrued and unpaid interest on all outstanding Notes will become due and payable without further action or notice.  In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.1(e) of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in such section have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if: (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a competent jurisdiction; and (2) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
    Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, Additional Interest or Additional Tax Amounts if it determines that withholding notice is in their interest).  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuer is taking or proposes to take thereto.
    15.         THE NOTE GUARANTEES.  Payment of principal of, premium or Additional Tax Amounts, if any, and interest (including interest on overdue principal, if any, and interest, if lawful) on the Notes is guaranteed on an unsecured, senior subordinated basis by the Guarantors pursuant to Article XII of the Indenture.
    16.            RELEASE OF GUARANTEES AND GUARANTORS.  If (1) the Company sells or otherwise disposes, by way of a merger, consolidation or otherwise, all the capital stock or all or substantially all of the assets of the Issuer to an unaffiliated third party, (2) the Note Guarantees (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Notes) are assumed by such third party and (3) the Company elects to make an irrevocable offer for all of each Holder's notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to but excluding the date of repurchase, and Additional Interest and Additional Tax Amounts, if any, then the Company and the Subsidiary Guarantors will be unconditionally released and relieved of any obligations under the Note Guarantees and the Indenture with respect to the Notes (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Issuer will also be released and relieved of any obligations in respect of the Notes). The Company shall not be obligated to make such offer. Any such offer, if made, will be made substantially on the terms and conditions applicable to an offer under Section 4.18 of the Indenture.

                        The release of the Company and the Subsidiary Guarantors (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the Issuer) will be subject to the satisfaction of the following additional conditions: (a) such third party must be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, or of Canada or any province thereof, (b) such third party must have assumed all the obligations of the Company and the Subsidiary Guarantors under the Note Guarantees and the Indenture with respect to the Notes (and, in the case of the disposition of all or substantially all of the assets of the Issuer, the third party must also have assumed the obligations of the Issuer in respect of the Notes) pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such acquisition, no Default or Event of Default exists, and (d) such third party will, at the time of such acquisition and giving effect thereto, be permitted to incur at least $1.00 of additional indebtedness pursuant to the test set forth in the first paragraph of Section 4.9 of the Indenture.

    17.            TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
    18.            NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note and the related Note Guarantees waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.
    19.            AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
    20.            ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 15, 2007, among the Issuer, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

    21.            ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
    22.            CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement.  Requests may be made to:
Iron Mountain Nova Scotia Funding Company
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:  Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

  (Insert assignee’s soc. sec. or  tax I.D. no.)

        (Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:  __________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.17 or 4.18 of the Indenture, check the box below:
    ☐    Section 4.17
 ☐     Section 4.18
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.17 of the Indenture, state the amount you elect to have purchased:  $__________
Date: __________	Your Signature:_____________________________
(Sign exactly as your name appears on the Note)

Tax Identification No.:_______________________

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Iron Mountain Nova Scotia Funding Company
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:  Chief Financial Officer
[Registrar address block]
Re:  Iron Mountain Nova Scotia Funding Company 7½% Senior Subordinated Notes due 2017
Reference is hereby made to the Senior Subordinated Indenture, dated as of December 30, 2002, between Iron Mountain Incorporated and the Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) (the “Base Indenture” and, as supplemented by the Sixth Supplemental Indenture, dated as of March 15, 2007, by and among Iron Mountain Nova Scotia Funding Company (the “Issuer”), the Guarantors party thereto and the Trustee, the “Indenture”), and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
(1)  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
(2)  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
(3)  ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)         ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)         ☐  such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)         ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)         ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture, to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
(4)  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)  ☐Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.
__________________________________ [Insert Name of Transferor]
By:____________________________
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.           The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)  ☐  a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _________), or
(ii)    ☐  Regulation S Global Note (CUSIP _________), or
(iii)    ☐  IAI Global Note (CUSIP _________); or
(b)  ☐ a Restricted Definitive Note.
2.           After the Transfer the Transferee will hold:
[CHECK ONE]
(a)  ☐  a beneficial interest in the:
(i)       ☐  144A Global Note (CUSIP _________), or
(ii)      ☐  Regulation S Global Note (CUSIP _________), or
(iii)      ☐  IAI Global Note (CUSIP _________); or
(iv)      ☐  Unrestricted Global Note (CUSIP _________); or
(b) ☐  a Restricted Definitive Note; or
(c)  ☐  an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Iron Mountain Nova Scotia Funding Company
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:  Chief Financial Officer
 [Registrar address block]
Re:  Iron Mountain Nova Scotia Funding Company 7½% Senior Subordinated Notes due 2017
(CUSIP ____________)
Reference is hereby made to the Senior Subordinated Indenture, dated as of December 30, 2002, between Iron Mountain Incorporated and the Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) (the “Base Indenture” and as supplemented by the Sixth Supplemental Indenture, dated as of March 15, 2007, by and among Iron Mountain Nova Scotia Funding Company (the “Issuer”), the Guarantors party thereto and the Trustee (the “Indenture”)) and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:
1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)  ☐Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] o 144A Global Note, o Regulation S Global Note,  o IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

__________________________________ [Insert Name of Transferor]
By:____________________________
Name:
Title:

Dated:  ______________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Iron Mountain Nova Scotia Funding Company
c/o Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention:  Chief Financial Officer
 [Registrar address block]
Re:  Iron Mountain Nova Scotia Funding Company 7½% Senior Subordinated Notes due 2017
Reference is hereby made to the Senior Subordinated Indenture, dated as of December 30, 2002, between Iron Mountain Incorporated and the Bank of New York Trust Company, N.A., as successor trustee (the “Trustee”) (the “Base Indenture” and as supplemented by the Sixth Supplemental Indenture, dated as of March 15, 2007, by and among Iron Mountain Nova Scotia Funding Company (the “Issuer”), the Guarantors party thereto and the Trustee (the “Indenture”)) and the Indenture. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a)  ☐  a beneficial interest in a Global Note, or
(b)  ☐  a Definitive Note,
we confirm that:
1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
D-1

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
__________________________________ [Insert Name of Accredited Investor]
By:____________________________
Name:
Title:

Dated:  _______________________
D-2

EXHIBIT E
Form of Supplemental Indenture
To Be Delivered By Future Guarantors
Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among _______________ (the “Guaranteeing Subsidiary”), a subsidiary of Iron Mountain Incorporated (or its successor), a Delaware corporation (the “Company”), Iron Mountain Nova Scotia Funding Company (or its successor), a Nova Scotia unlimited liability company, and The Bank of New York Trust Company, N.A., a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 30, 2002, as supplemented by the Sixth Supplemental Indenture, dated as of March 15, 2007 (the indenture, as so supplemented, the “Indenture”) providing for the issuance of an aggregate principal amount of up to C$175,000,000 of 7½% Senior Subordinated Notes due 2017 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.            CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.            AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees that its obligations to the Holder and the Trustee pursuant to this Subsidiary Guarantee shall be as expressly set forth in Article XII of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors (including, without limitation, Article XIII of the Indenture), and reference is made to the Indenture for the precise terms of this Supplemental Indenture.  The terms of Article XII of the Indenture and such other provisions of the Indenture (including, without limitation, Article XIII of the Indenture) as are applicable to the Guarantors are incorporated herein by reference.
3.            EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.
(a)         If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.
(b)         The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

4.           NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guarantor (including the Guaranteeing Subsidiary) under the Notes, any Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.
5.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.            COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.
7.            EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.
8.           THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:  _______________, 20___
[
Guaranteeing Subsidiary]
By:_______________________________________ Name: Title:

[Issuer]
By:_______________________________________
Name:
Title:

[Trustee], as Trustee

By:_______________________________________
Authorized Signatory